SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2012

MADISON COUNTY FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-181070	46-0658311
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

111 West Third Street, Madison, Nebraska	68748
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (402) 454-6511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Madison County Financial, Inc. (the “Company”), the proposed holding company for Madison County Bank, announced today that it completed its subscription offering to depositors at 12:00 noon, Central time, on September 12, 2012 in connection with the mutual to stock conversion of Madison County Holding Company, MHC, and that it has commenced a community offering. In order to consummate the offering, the Company must sell a minimum of 3,060,000 shares at $10 per share.

The completion of the offering remains subject to confirmation by RP Financial, LC, the Company’s independent appraiser, of the Company’s appraisal, and receipt of final regulatory approvals.

The terms and conditions of the community offering are more fully set forth in the Company’s prospectus dated August 10, 2012.  The offering is made only by the prospectus and shares may only be subscribed for using the order forms provided by the Company.  Persons interested in subscribing for stock in the community offering may request a prospectus and order form by calling the Company’s Stock Information Center, toll free, at (877) 860-2086.  Pursuant to the Plan of Conversion and the Company’s prospectus, the Company may terminate the community offering at any time upon reaching the minimum of the offering range without further notice. The Company has not set an expiration date for the community offering, and therefore, interested persons should request offering materials and return order forms promptly.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information	Not Applicable.
(c)	Shell Company Transactions	Not Applicable.
(d)	Exhibits.	Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MADISON COUNTY FINANCIAL, INC.

DATE: September 14, 2012	By:	/s/ David J. Warnemunde
David J. Warnemunde
President and Chief Executive Officer